Exhibit 10.1.1

Letterhead of Arthur J. Gallagher & Co.

July 22, 2009

Mr. Brent D. Stratton

Assistant Chief Deputy Attorney General

Office of the Attorney General

State of Illinois

100 W. Randolph Street

Chicago, IL 60601

Re:	Amendment to Assurance of Voluntary Compliance

Brent:

This letter will amend the Assurance of Voluntary Compliance with the Office of the Attorney General of the State of Illinois (the “Attorney General”) dated May 18, 2005, as amended from time to time (the “AVC”). Pursuant to discussions between Arthur J. Gallagher & Co. (“Gallagher”) and the Attorney General, the Attorney General and the Department have agreed to modify the AVC to (i) permit Gallagher to accept contingent compensation, (ii) clarify the prohibition on accepting anything of value from an insurance company, and (iii) provide a form of disclosure regarding Contingent Compensation. In furtherance of the foregoing, the Attorney General and Gallagher hereby agree as follows:

1.	Effective October 1, 2009, Gallagher may accept Contingent Compensation, as defined in paragraph 9 of the Business Reforms section of the AVC (“Prohibition of Contingent Compensation”). Accordingly, effective October 1, 2009, paragraph 9 of the AVC will no longer be binding upon Gallagher.

2.	Paragraph 8 of the Business Reforms section of the AVC shall be amended and restated in its entirety as follows:

8.	Gallagher, will not directly or indirectly accept or request anything with a material value ($500 or more) from an insurance company including, but not limited to, money, credits, loans, forgiveness of principal or interest, prizes, gifts or the payment of employee salaries or expenses; provided, however, this limitation will not apply to expenses associated with insurance company or trade association sponsored trips, conventions or business meetings.

Mr. Brent D. Stratton

3.	Commencing October 1, 2009, Gallagher shall include the following notice in its customary compensation disclosure documentation:

“In placing, renewing, consulting on or servicing your insurance coverages, Gallagher companies may participate in contingent commission arrangements with insurance companies that provide for additional contingent compensation if certain underwriting, profitability, volume or retention goals are achieved. Such goals are typically based on the total amount of certain insurance coverages placed by Gallagher with the insurance company, not on an individual policy basis. As a result, Gallagher may be considered to have an incentive to place your insurance coverages with a particular insurance company.”

4.	Paragraph 7 of the Business Reforms section of the AVC is hereby amended and restated in its entirety as follows:

“In connection with its retail insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Gallagher may accept: a specific fee to be paid by the client; or a specific fee or a specific percentage commission to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of both. Nothing in this paragraph relieves Gallagher of complying with additional requirements imposed by law, including the requirements for written documentation relating to fees paid directly by clients and the laws on rebating. Gallagher may retain interest earned on premiums collected on behalf of insurers when such retention is consistent with the requirements of, and is permitted by, applicable law. In addition to the compensation described above, it is expressly agreed and acknowledged that Gallagher may participate in contingent compensation and supplemental compensation programs with insurance carriers and that any compensation received will be in addition to the compensation described in the first sentence of this paragraph.”

Please indicate your approval of the above amendments by signing in the space provided below.

Very truly yours,

/s/ Walter D. Bay
Walter D. Bay

Acknowledged and Agreed as of July 23, 2009

OFFICE OF THE ATTORNEY GENERAL OF THE STATE OF ILLINOIS

By:	/s/ Brent D. Stratton
Assistant Chief Deputy Attorney General